UNITED STATES

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ECOLOGY AND ENVIRONMENT, INC.

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Presentation to Shareholders

March 28, 2017

Why We Are Here

Ecology and Environment, Inc.

Contested Election Of Two Class A Directors

The E & E Slate Supports The Company’s Long-Term Growth

Strategy To Benefit All Shareholders

MRC’s Nominees Have A Serious Conflict Of Interest

Agents Of MRC

No Interest Or Ability To Implement The Company’s

Objectives For The Benefit Of All Shareholders

Determined To Implement MRC’s Self-Serving Agenda

Ecology and Environment, Inc.

The Board’s Perspective

E & E Is In A Huge And Expanding Market That Offers Opportunity To Grow For The Benefit Of All Shareholders As A Public Company, E & E Has Demonstrated Its Commitment To All Shareholders Through Dividends And Liquidity

E & E Board Took Action To “Revolutionize” The Company Between 2013 And 2016:

New Chairman Elected In August 2013

Former Chairman And Two Senior Directors Resigned New CEO And COO Replaced Interim CEO (Founder Director)

Governance, Operations And Finance Initiatives Established A Sound Foundation E & E Strategic Plan Implemented And Underway

E & E’s Significant Turnaround Has Positioned It For Expansion And Growth

Now We Are Proposing Two New Director Nominees (One Class A, One Class B And One Previous Director) To Help Us Expand The Company It Would Be Foolish At This Stage To Forego These Opportunities Of Growth And Shareholder Value Creation

MRC Offers Little Capability Or Experience To Help Capitalize On E & E’s Opportunities

We Believe MRC’s Conflicted Self-Serving Agenda Is Not In The Interest Of All Shareholders And Can Only Be Disruptive

The Choice For Shareholders Is Clear

MRC’s Proposed Change Is Not Warranted

The Case FOR E & E’s Nominees

The Board And Management Team Have A Strategic Plan For Growth And Increasing Long-Term Shareholder Value

Acquisitions With Complementary Partners Expand Domestic And International Platform Organic Growth

E & E’s Nominees Are Far Better Qualified And Aligned With The Company’s Growth Strategy

E & E’s Nominees Are Far Better Qualified And Aligned With The Company’s Growth Strategy

MRC: Completely Self-Serving

Activist Private Equity Fund And Buy-out Shop On A Drive To Acquire

E & E Since 2013

Improvement In E & E’s Performance And Stock Price Conflicts With MRC’s Interest In Buying The Company At A Low Price

Ecology and Environment, Inc.

Introduction to E & E

History

Founded In 1970

Environmental Consulting Services For Private And Public Sector Clients Multi-Disciplined Approach: Physical; Biological; Social; And Health Sciences Focused On Objective, Science-Based Analysis Of Complex Issues Strong Culture And Reputation For Quality Service Company Objectives:

Founded In 1970

Environmental Consulting Services For Private And Public Sector Clients Multi-Disciplined Approach: Physical; Biological; Social; And Health Sciences Focused On Objective, Science-Based Analysis Of Complex Issues Strong Culture And Reputation For Quality Service Company Objectives:

Ecology and Environment, Inc.

Our Work Areas Include:

Introduction to E & E (Cont.)

Planning Energy Environmental Assessment Water Restoration Engineering Sustainability

Featured Projects: Serving Critical Environmental Needs

Advancing Energy Security For The U.S. Navy

Diversifying Minnesota’s Energy Portfolio

Addressing Algal Blooms In The Great Lakes

Sustaining the Everglades For Future Generations

Ecology and Environment, Inc.

MRC Is Misleading Shareholders: E & E Is Committed to

Improving Governance

E & E’s Board Is Investing In The Company’s Future By Improving Its Corporate Governance:

The Board Has Demonstrated Its Commitment:

In 2014:

Updated Internal Audit Program Updated Audit Committee Charter

Added Michael Betrus, Experienced Finance Professional, As Audit Committee Chair

In 2015:

Financial Plan For Management

Revised Anti-Corruption Program And Due Diligence Procedures

Appointed E & Y, LLP New Auditor To Improve South American Governance and Cost Savings

In 2016:

Appointed Senior Compliance Officer

Re-stated Bylaws Approved By Shareholders At 2016 Annual Meeting Formed Governance Nominating And Compensation Committee (GNCC)

In 2017:

Updated Code Of Conduct Approved By Board To Be Released This Spring Updating Audit Committee Charter Drafting GNCC Charter To Be Approved By Board In April

Ecology and Environment, Inc.

E & E’s Global Environmental Leadership

Unequaled Culture And Reputation For Excellence E & E Provides:

High Quality Environmental Services Objective, Science-Based Analysis Services To Commercial and Public Sector Clients Over 80 Disciplines Across Diverse Markets And Geographies

Strong Leadership Qualified And Professional Management Team:

Over 25 Years Of E & E Tenure In Senior Positions Diverse And Comprehensive Skills, Knowledge And Experience Committed To Goal Of Long-Term Growth Talent Development Program

Equipped To Meet Future Environmental Industry Challenges Proposed Board:

Experience, Skills And Talent To Understand Global And Complex Industry Issues Recognize Class A And Class B Shareholders Have The Same Financial Interests Committed To Increasing Value For All Shareholders

Continued Success Requires

Understanding Of Environmental, Ecological and Socio-Economic Issues

International Experience

Deep Consulting Services Background

Ecology and Environment, Inc.

E & E Action: Major Re-focus Of Company Between FY2014 And Present

Step 1: Improve Performance And Restore Profitability

Eliminated Non-Performing Subsidiaries

Discontinued Unprofitable Projects: China; Middle East and Northern Africa

Improved Company’s Efficiency: Reduced Indirect Operating Costs By 29% -FY2013 To FY2016 Acquired And Deployed New Enterprise Accounting System Substantially Resolved Debt And Built Cash Restored Profitability In FY15

E & E’s Plan Puts Company Back On Sound Foundation For Growth

Ecology and Environment, Inc.

MRC Is Misleading Shareholders: E & E’s Disciplined Action Has

Positioned Company To Enhance Shareholder Value (Cont.)

Strategic Planning (2015 – 2016): Has Involved the Board, Management And Business Development Teams And Retained Expert Advisors Market Sector/Service Focus: Resiliency And Sea Level Rise Planning; Water Resources; Coastal Restoration; And Conventional And Renewable Energy Development Geographic Focus: U.S. Right Now (Specific Locations Are Confidential) Strategic Investments: Acquisition, Strategic Hires And Technologies Corporate Development Team (CDT) Established And Funded In 2016; Outside Experts Retained To Assist In Buy-side M&A Target Outreach To Date, CDT Has Contacted 67 Companies And Had Meetings With 32, And Is Advancing A Shortlist Of Potential Acquisition Targets; Targets Of Interest Thus Far Range From $4MM To $30MM In Revenue

E & E Positioned To Seize Emerging Market Opportunities As Economies Recover From Recent Economic Downturns

Ecology and Environment, Inc.

MRC Is Misleading Shareholders: E & E Is Not A Distressed Company

Nearly 90% Reduction Of Company Debt

Increased Cash To More Than $11 MM In 2016, From $3.9 MM in 2013

Improved Total Net Income To $2.3 Million

From Loss Of $1.4 MM In 2014 To Income Of $0.9 MM In 2016

Ecology and Environment, Inc.

Despite Reduction in Revenue in U.S. And South America

Indirect Cost Reduction Between 2013 And 2016 of 29% ($17 MM)

MRC Is Misleading Shareholders: E & E Is Poised For Growth

E &E Has A Strong Net Cash Position

Note: All amounts in the chart above are directly obtained from, or are calculated from amounts derived from, the audited financial statements included in our SEC Form 10-K filings for the fiscal years ended July 31, 2014, 2015 and 2016.

Now Is Not The Time To Abandon A Proven Strategy That Is Benefiting ALL Shareholders

Ecology and Environment, Inc.

MRC Is Misleading Shareholders: We Believe E & E’s 30 Years Of

Consecutive Dividends Are Sustainable

Many Of E & E’s Shareholders Own The Company For Its Reliable Dividend And Have Held

Stock For Many Years

2012 To 2016: Shareholder Dividends Were Between 4% And 5% Of Share Price

More Than $10 Million In Capital Returned To Both Classes of Shareholders

The Decisive Actions Taken By E & E Are Delivering Sustainable Results

Ecology and Environment, Inc.

Board Nomination Process:

Considered 12 Potential Candidates, Including Those Nominated By MRC

Selected Candidates:

Class A:

Michael S. Betrus Robert J. Untracht Class B: Marshall A. Heinberg Four Incumbents

All Determined To Be Aligned With Growth Strategy

The Board Was Prepared to Meet With MRC’s

Candidates, However They Refused To Sign Standard Non-Disclosure Agreements So The Board Had No Choice But To Cancel The Scheduled Meetings

Board Nomination Process Is Thorough, Fair and Effective: Benefits ALL Shareholders

Ecology and Environment, Inc.

MRC Is Misleading Shareholders: E & E Nominees Are Highly Qualified

And Committed to Company’s Long-Term Growth Strategy

Experience: M&A; Consulting Industry; Finance and Audit; Public Board; And Business Development

Michael S. Betrus

CPA

(Class A Nominee)

E & E’s Audit Com. Chair

Over 40 Years Experience:

Financial Management

Oversight

Forecasting

M&A

Acquisition Integration

Offices Held:

SVP, CFO Of Power Drives, Inc. (Private)

E & E Contract Manager and Lead Audit Liaison (Public)

Robert J. Untracht

CPA, Attorney

(Class A Nominee)

Board Experience:

Director; Audit Com. Chair: Siteworx, LLC (Private); Hexanika, Inc. (Private)

Offices Held:

Director; Audit Com. Chair: SM&A, Inc. (Public); Doubleline Funds (Public); Discus Dental (Private); AMPS (Private)

E & Y: Audit Partner: Nat’l.

Leader—Retail & Consumer Products

ILFC: Financial Reporting; Consultant

Accounting Professor: UCLA; NYIT

Marshall A. Heinberg

Attorney (Retired)

(Class B Nominee)

Board Experience:

Director: Image Entertainment, Inc. Audit Com.; Special Com. (Public); Universal Biosensors, Inc. Comp. Com. (Public); NFP Audit Com.; Special Com. Chair (Public)

Offices Held:

Oppenheimer: Senior Managing Dir.; Head of Inv. Banking

CIBC: Head of U.S. Inv. Banking; Head of Environmental Inv. Banking Group Working With Environmental Firms

Oppenheimer/CIBC: US Management, Deals, Equity Transactions and Inv. Com

Ecology and Environment, Inc.

MRC Is Misleading Shareholders: Distorts E & E Nominees’

Experience and Qualifications

MRC Has Smeared E & E’s Board And Nominees Without Any Supporting Factual Substance

Robert J. Untracht o Misrepresented Past Lawsuit Against Group of Trustees, Including Mr. Untracht In Order To Criticize His Character* o Failed To Disclose That The Court Dismissed This Lawsuit As Against Mr. Untracht** o Failed To Disclose That Amended Lawsuit (Also Dismissed By The Court) Did Not Even Name Mr.

Untracht As A Defendant Or Even Mention Him In Passing***

Michael S. Betrus o Disparagingly Misrepresented Experience of Mr. Betrus As Being A Junior Accountant: Did Not Mention:

- Senior Accountant at Arthur Young (1977 to 1981)

- Audit Manager at Arthur Young (1981 to 1985)

- Controller and CFO of ARO Corp., a Division of Ingersoll Rand. (1989 to 1993)

- CFO and Senior Vice President of Power Drives, Inc. (2009 to 2015) o Misrepresented That “Material Weakness” Finding Was Due To Audit Committee Shortcomings,

But In Fact As Audit Committee Chair, Mr. Betrus Recommended Retaining New Audit Firm That

Uncovered The Material Weakness, Which Predated Mr. Betrus’ Appointment To The Board

*See MRC Presentation Filed March 24, 2017

**Order, Trust Co. of the West v. Doubleline Funds Trust and Doe Defendants 1-10, Case No. BC450413 (Super. Ct. Cal. Cnty. L.A. Jan. 20, 2011)

***First Amended Complaint, Trust Co. of the West v. Doubleline Funds Trust and Doe Defendants 1-10, Case No. BC450413 (Super. Ct. Cal. Cnty. L.A. Feb. 8, 2011)

Ecology and Environment, Inc.

MRC Is Misleading Shareholders: Uses Poor Financial Metrics

MRC Uses Misleading Financial Metrics To Misinform Shareholders

- Highlights E & E's Gross Margins To Deliberately Omit Management's Success In Significantly Reducing Indirect Costs
- More Appropriate Financial Metrics For E & E Are Total Net Income, Debt Reduction And Cash On Hand – Which MRC Conveniently Overlooks

MRC Compares E & E To An Overly Broad And Unrelated Peer Group

- Misuses Companies That Are Not True Peers Of E & E
  - Billion Dollar Entities Or Entities Where Environmental Consulting Is A Small Component Of Their Business, If At All – i.e.: A-E Com; Arcadis; Fluor; KBR, Inc.; Tetra-Tech; BWXT; Jacobs Engineering; TSX Global Mining; etc.*
- MRC's Shareholder Presentation Index-Peer Comparison Chart* Is Not Relevant:
  - E & E Is A Micro-Cap Environmental Services Company
  - Not Comparable In Size Or Services
  - Fabricated Comparison

*Definitive Solicitation Materials Filed by MRC on March 24, 2017

18

Ecology and Environment, Inc.

MRC’s Go-Private Agenda Creates Conflict of Interest For MRC Nominees

MRC Go-Private Agenda:

Deprives Shareholders Of Bright E & E Future And Upside

Self-Serving

MRC’s Nominees Have A History Of Go-Private Agendas

National Technical Systems, Inc. (NTSC)

Distressed Company Founder Invited MRC To Become A Majority Investor In The Company

Rubio’s Restaurants, Inc. (RRI)

Distressed Company Founder Invited MRC To Purchase Company

E & E’s Situation Is Different

E & E Is Not Distressed

E & E Did Not Request MRC’s Investment or Go-Private Scheme

E & E Rejected MRC’s Go-Private Offer

* See Exhibit 1 to the Definitive Additional Materials on Schedule 14A filed by Mill Road Capital on March 24, 2017

** See Exhibit 99.1 to Form 8-K, filed by Rubio’s Restaurants, Inc., with the SEC on May 10, 2010

Ecology and Environment, Inc.

MRC’s Nominees Lack Necessary Experience

El-Hillow’s Management Performance Raises Ethical and Business Judgment Doubts

Evergreen Solar, Inc.

Served As Chairman, Director, CFO, COO And CEO Between 2004 And 2011*

Led Company Into Bankruptcy In 2011 After Accepting At Least $40 MM In Assistance From The State Of MA**

Moved Operation To Joint Venture In China

800 Jobs Lost***

Advanced Energy Industries, Inc.

Served As CFO Between 2001 And 2005

Independent Auditor Found “Material Weakness” In Company’s Financial Reporting And Issued “An Adverse Opinion On The Effectiveness Of Internal Control Over Financial Reporting”

Departed Approximately One Month After Company Disclosed That Its Remediation Plan For Material Weaknesses Remained Incomplete

E & E’s Class A Director Candidates Are Qualified To Support A Strategy Of Growth And Are Committed To Acting In The Best Interests Of ALL E & E Shareholders

*Mr. El-Hillow previously served as Chief Financial Officer of Evergreen Solar, Inc. from 2007 to 2010, as Chief Operations Officer from 2009 to 2010 and as Chief Executive Officer from 2010 to 2011. See the Definitive Proxy Statement filed by Mill Road Capital on March 21, 2017 at 11-12; First Day Declaration, In re Evergreen Solar, Inc., Case No. 11-12590 (Bankr. D.Del. Aug. 8, 2011), ECF No. 2.

**See Exhibit 99.1 to Form 8-K filed by Evergreen Solar, Inc. on Aug. 15, 2011; Form 8-K filed by Evergreen Solar, Inc. on Aug. 11, 2010; and Exhibit 99.3 to Form 8-K filed by Evergreen Solar Inc. with the SEC on April 7, 2007).

***Following the announcement of the job cuts, Evergreen shares fell more than 3 percent. “Evergreen Solar Closing Massachusetts Plant, Cutting 800 Jobs,” REUTERS, Jan. 12, 2011; Todd Wallack, “Plant Will Shut after $58m in State Aid,” BOSTON.COM, Jan. 12, 2011. 3

Ecology and Environment, Inc.

What’s In Jeopardy For Shareholders With MRC’s Go-Private Agenda?

We Believe MRC’s Nominees Would Solely Focus on MRC’s Go-Private Agenda That Would:

Place All Of E & E’s Upside In The Hands Of One Shareholder, Depriving

Other Shareholders Of Any Future With The Company

Jeopardize The Company’s Future Stability And Strategic Flexibility

Distract And Destabilize The Board With A Single-Issue Focus

End E & E As A Publicly Traded, World-Class, Independent Environmental Consulting Company – And A Green Investment Opportunity

Damage Or Eliminate A Culture Of Core Environmental Ethics And Values

That Is Critical To The Company’s Success

MRC Nominees Will Represent MRC And No Other Class A Shareholders’ Interests MRC Nominees Have A Clear Conflict of Interest

Ecology and Environment, Inc.

Are MRC’s Nominees Truly Independent?

Messrs. Mr. Jacobs And El-Hillow Are Not Independent From MRC

Messrs. Jacobs And El-Hillow Have A Track Record Of Working Together To Sell Small-Cap Public Companies

Mr. Jacobs Was A Director and Member of the Compensation Committee of the Board of National Technical Systems (NTSC) And Was Responsible For

Recruiting And Hiring Mr. El-Hillow As CFO Designated by MRC In July 2012, Mr. Jacobs Recruited, Hired and Set a Handsome

Compensation Package for Mr. El-Hillow as CFO That Incentivized Him to

Expeditiously Pursue a Sale of the Company*

Mr. El-Hillow then Promptly Pursued a Sale Process for NTSC with Mr. Jacobs and the Board that was Announced Approximately One Year Later** MRC Form ADV Brochure States MRC and its Principals, including Mr.

Jacobs, Have A “Fiduciary Duty To [MRC’s] Firm’s Clients To Act For The

Benefit [MRC] Clients”***

Ecology and Environment, Inc.

Are MRC’s Nominees Truly Independent? (Cont.)

Since 2013, MRC Has Been Trying To Acquire E & E For The Lowest Possible Price MRC and Mr. Jacobs Have Already Determined That a Sale Of E & E To MRC Is In The Best Interests Of MRC And Its Clients

How Could Mr. Jacobs Possibly Reconcile His Undivided Fiduciary Duty to MRC’s

Clients, Therefore, If E & E’s Board Has Already Determined That A Sale Is Not In The Best Interests Of E & E Shareholders?

How Can Shareholders Trust That MRC Will Put Their Interest Before The Firm’s Clients?

* Mr. Jacobs was a member of the compensation committee while Mr. El-Hillow was Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary of National Technical Systems, Inc. See Definitive Proxy Statement filed by National Technical Systems, Inc. with the SEC on Schedule 14A on Sept. 19, 2012 at 7.

**See Exhibit 1 to the Definitive Additional Materials filed by Mill Road Capital on March 24, 2017

***See Form ADV filed by Mill Road Capital Management on March 30, 2016 at Part 2A 23

Ecology and Environment, Inc.

E & E Board Unanimously Recommends AGAINST MRC’s Class A

Director Nominees

No Environmental Consulting Experience

Inadequately Experienced In Advising Complex International Environmental Consulting Management Teams

Pose Conflict Of Interest To The Company

MRC’s Candidates Would Put Shareholder

Value At Risk

Ecology and Environment, Inc.

The Choice For E & E Shareholders

E & E Nominees

Highly Qualified With Deep, Relevant Experience

Provide Balanced Expertise And Diverse Qualifications Necessary To Maximize Shareholder Value

Committed To Continue Executing Strategic Direction That Just Began Yielding Results For All Shareholders

Provide All Shareholders The

Opportunity To Benefit From E & E’s

Long-Term Upside And Future Profitability

MRC Nominees

NO Relevant Qualifications For Place

On E & E’s Board

Likely To Pressure Class B

Shareholders To Vote Against Their Interests

Rubber Stamp For MRC’s Self-Serving

Sale Agenda To Enrich MRC While

Destroying Shareholders’ Investment

Opportunity

Would Only Focus On MRC Purchasing E & E

MRC’s Sale Agenda Could Lead To The End Of E & E As A Publicly Traded, World Class, Independent, Environmental Consulting Company That Is Capable Of And Committed To Solving The Complex Environmental Issues Of Our Time

Ecology and Environment, Inc.

Conclusion

E & E Continues To Take Decisive Action To Execute Its Strategy,

Which Is Delivering Real Value To All Shareholders

E & E’s Class A Director Nominees, Untracht and Betrus, Are

Highly Qualified, Very Experienced And Focused On The Best

Interests Of All Shareholders

Now Is Not The Time To Abandon E & E’s Growth Strategy Or

Forego The Future Value Shareholders Deserve

Vote FOR E & E’s Nominees

Thank you

Ecology and Environment, Inc.

Disclaimer

About Ecology and Environment, Inc.

Ecology and Environment, Inc. (“E & E” or the “Company”) is a global network of innovators and problem solvers, dedicated professionals and industry leaders in scientific, engineering, and planning disciplines working collaboratively with clients to develop technically sound, science-based solutions to the leading environmental challenges of our time. We have worked with clients on thousands of projects in more than 120 countries, including some of the most complex, high-profile projects in the world.

For projects across a broad range of market sectors, we bring a proactive, collaborative approach and a comprehensive understanding of both the natural and regulatory environment. We establish trust and credibility with every relationship we build and every project we complete. We work with integrity and invest in truly understanding our clients, their challenges, their opportunities, and their business objectives. In doing so, we are able to transcend the traditional client-consultant relationship and act as valued strategic advisors, providing clients with a clear line of sight to their goals.

Our U.S. offices are headquartered and incorporated in New York State. We are listed on the NASDAQ Stock Exchange (“NASDAQ”) under the ticker symbol “EEI.”

Important Additional Information

E & E, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s annual meeting of shareholders scheduled to be held on April 20, 2017. The Company has filed a definitive proxy statement and proxy cards with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from Company shareholders. COMPANY

SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the identity of participants in this solicitation by the Company, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available for no charge at the Company’s Proxy Material website at https://www.proxydocs.com/EEI, by writing to the Company at 368 Pleasant View Drive, Lancaster, NY 14086 or by calling the Company’s proxy solicitor, D.F. King, at 1 (800) 628-8536.

Forward-Looking Statements

Information presented in this communication contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended (the

“Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements, business objectives, company policies, corporate governance practices as well as capital and corporate structure (including major shareholders, board structure and board composition), are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “target,” “future,” “anticipate,” “to be,” “goal,” “project,” “plan,” “believe,” “seek,” “estimate,” “continue,” “may,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities;

(vi) changes in the Company’s plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company’s reports and filings with the SEC including, without limitation, most recently the Company’s Annual Report on Form 10-K for the period ended July 31, 2016, under the heading Item 1A—“Risk Factors” and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in the Company’s proxy statement is specifically qualified in its entirety by the aforementioned factors. You are advised to carefully read the Company’s proxy statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.